                                                                    EXHIBIT 99.1

                                [HOMESTORE LOGO]

                HOMESTORE REPORTS THIRD QUARTER 2003 RESULTS

         Reduced Operating Losses, Preliminary Approval of Class Action
                               Settlement Received

WESTLAKE VILLAGE, CALIF. - NOV. 11, 2003 - Homestore Inc. (NASDAQ: HOMS), the leading provider of real estate media and technology solutions, today reported financial results for the third quarter ended September 30, 2003. Revenue for the third quarter increased to $55.1 million from $53.9 million for the second quarter of 2003. The gross margin remained constant at 72 percent.

Homestore also reported that the loss from continuing operations for the third quarter was $(30.6) million, or $(0.26) per share, compared to the loss from continuing operations of $(94.0) million, or $(0.80) per share, for the second quarter of 2003. The net loss for the third quarter was $(30.6) million, or $(0.26) per share, compared with a net loss of $(91.7) million, or $(0.78) per share, in the second quarter of 2003. Results for the third quarter included an impairment charge of $15.7 million for the write down of certain long-lived assets under SFAS Nos. 144 and 142. This charge resulted from management's review and subsequent revaluation of certain historical intangibles and other long-lived assets. The second quarter results included non-recurring charges related to the settlements of the California State Teachers' Retirement Systems (CalSTRS) class action lawsuit and the Cendant dispute totaling $75.8 million.

Excluding impairment and settlement charges and certain other non-cash expenses, principally stock-based charges, depreciation, and amortization, Homestore's loss from operations was $(4.8) million in the third quarter, compared to a loss of $(7.6) million in the second quarter of 2003. The decrease in loss was primarily due to a $1.2 million increase in revenue and a reduction in the Company's operating expenses. The third quarter marks the first time each of the company's segments, Media, Software and Print, generated an increase in non-related party revenue over the prior quarter. This information is provided because management uses it to monitor and assess the company's performance and believes it is helpful to investors in understanding the company's business.

At September 30, 2003, Homestore had $52.7 million in cash and short-term investments available to fund operations. After giving effect to a $10.0 million cash payment on October 15, 2003, required

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HOMESTORE REPORTS THIRD QUARTER 2003 RESULTS                              PAGE 2

pursuant to the preliminary approval of the class action settlement, Homestore had $42.7 million available to fund its on-going operations entering the fourth quarter.

Homestore's chief executive officer, Mike Long, commented on the quarter, "During the third quarter, we were able to increase our operational focus, having resolved substantially all of our legacy financial and legal challenges. Increased consumer traffic to our Web sites, new advertising products for real estate professionals, new relationships with major retail advertisers, and the growing acceptance of our media-based pricing model increase the confidence we have in the business. While we have much work left to do to complete our turnaround, we believe that the investments made in product development, distribution, sales and customer service will serve as a strong foundation from which we can grow."

YEAR OVER YEAR QUARTERLY RESULTS
Revenue for the third quarter totaled $55.1 million, versus $63.8 million for the third quarter of 2002. The year over year decline in revenue is due primarily to the expiration of certain legacy revenue agreements with Cendant, which accounted for $5.8 million of the decline and weaker demand for advertising in the company's Welcome Wagon operation.

The loss from continuing operations for the third quarter totaled $(30.6) million, or $(0.26) per share, compared to a loss of $(40.4) million, or $(0.34) per share, for the third quarter of 2002. The net loss for the third quarter was $(30.6) million, or $(0.26) per share, compared with net loss of $(39.8) million, or $(0.34) per share, in the third quarter of 2002.

NINE MONTH RESULTS
Revenue for the first nine months of 2003 was $163.8 million, compared to $203.8 million for the same period in 2002. The loss from continuing operations was $(37.6) million, or $(0.32) per share, compared to $(138.4) million, or $(1.17) per share, in the same period of 2002. The net loss for the nine months ended September 30, 2003 was $(35.1) million, or $(0.30) per share, compared with net loss of $(126.8) million, or $(1.08) per share, in the nine months of 2002.

USE OF NON-GAAP FINANCIAL MEASURES
To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States ("GAAP"), Homestore uses a non-GAAP measure of income (loss) from operations excluding non-recurring and certain non-cash expenses. A reconciliation of this

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HOMESTORE REPORTS THIRD QUARTER 2003 RESULTS                              PAGE 3

non-GAAP measure to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user's overall understanding of Homestore's current financial performance and its prospects for the future. Homestore believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and a more consistent basis for comparison between quarters. Further, this non-GAAP method is the primary basis management uses for planning and forecasting its future operations. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

PROGRESS IN THE SETTLEMENT OF SECURITIES CLASS ACTION LAWSUIT
On October 15, 2003, Homestore announced that the settlement agreement between Homestore and CalSTRS related to the consolidated class action lawsuit pending against Homestore had been preliminarily approved by the U.S. District Court for the Central District of California. Under the settlement agreement, which is subject to final court approval at a hearing currently scheduled for January 16, 2004, Homestore will pay $13.0 million in cash and issue 20.0 million new shares of Homestore common stock to members of the class and will adopt certain corporate governance provisions designed to enhance shareholder interests.

Upon preliminary approval, $10.0 million in cash was transferred by Homestore into an escrow account on October 15, 2003. The additional $3.0 million in cash will be due upon final judicial approval of the settlement. Following the final approval, the $13.0 million, net of court approved costs, and the 20.0 million shares of newly issued common stock will be distributed to the class. Additional information regarding the settlement agreement is included in documents Homestore files or furnishes on Form 10-Qs or 8-Ks with the Securities and Exchange Commission.

CONFERENCE CALL
Homestore will host a conference call, which will be broadcast live over the Internet today, Tuesday, November 11, 2003, at 1:45 p.m. PST (4:45 p.m. EST). Chief Executive Officer Mike Long and Chief Financial Officer Lew Belote will discuss the company's third quarter 2003 results, and Homestore's progress. In order to participate in the call, investors should log on to http://ir.homestore.com and click on "Event Calendar." Windows Media Player software is required and is obtainable at no cost. Please connect to the above Web site ten minutes prior to the call to load any necessary audio software. A replay of the call will be available in the same section of the company's Web site. A telephone replay will also be

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HOMESTORE REPORTS THIRD QUARTER 2003 RESULTS                              PAGE 4

available from 4:45 p.m. PST (7:45 p.m. EST) on November 11 until midnight on November 18 at 706-645-9291, conference code 3688179. For additional information regarding the company's results, please go to the "SEC Filings" section at http://ir.homestore.com to view quarterly reports as filed with the Securities and Exchange Commission on Form 10-Q. Homestore's Form 10-Q for the quarter ended September 30, 2003 is expected to be filed with the Securities and Exchange Commission on, or before Thursday, November 13, 2003.

                            (FINANCIAL TABLES FOLLOW)






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HOMESTORE REPORTS THIRD QUARTER 2003 RESULTS                              PAGE 5


                                 HOMESTORE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                             THREE MONTHS ENDED
                                                                ---------------------------------------------
                                                                SEPTEMBER 30,      JUNE 30,     SEPTEMBER 30,
                                                                    2003             2003           2002
                                                                ------------      ---------     -------------
Revenue                                                           $  53,751       $  52,332       $  56,653
Related party revenue                                                 1,336           1,555           7,126
                                                                  ---------       ---------       ---------
      Total revenue                                                  55,087          53,887          63,779

Cost of revenue                                                      15,414          15,335          17,823
                                                                  ---------       ---------       ---------
      Gross profit                                                   39,673          38,552          45,956
                                                                  ---------       ---------       ---------

Operating expenses:
  Sales and marketing                                                25,990          26,086          41,222
  Product and website development                                     5,251           6,010           6,371
  General and administrative                                         16,986          18,506          17,976
  Amortization of intangible assets                                   5,935           6,349           9,255
  Litigation settlement                                                  --          63,600              --
  Impairment of long-lived assets                                    15,664          12,158              --
  Restructuring charges                                                  --              --          10,745
                                                                  ---------       ---------       ---------
      Total operating expenses                                       69,826         132,709          85,569
                                                                  ---------       ---------       ---------
Loss from operations                                                (30,153)        (94,157)        (39,613)
Interest income (expense), net                                         (234)            (16)            783
Other income (expense), net                                            (195)            183          (1,521)
                                                                  ---------       ---------       ---------
Loss from continuing operations                                     (30,582)        (93,990)        (40,351)
Gain on disposition of discontinued operations                           --           2,301             582
                                                                  ---------       ---------       ---------
      Net loss                                                    $ (30,582)      $ (91,689)      $ (39,769)
                                                                  =========       =========       =========

Basic loss per share
   Continuing operations                                          $    (.26)      $    (.80)      $    (.34)
                                                                  =========       =========       =========
   Discontinued operations                                        $      --       $     .02       $      --
                                                                  =========       =========       =========
   Net loss                                                       $    (.26)      $    (.78)      $    (.34)
                                                                  =========       =========       =========

Shares used to calculate basic and diluted per share amounts
   Basic                                                            119,418         118,114         118,173
                                                                  =========       =========       =========
   Diluted                                                          119,418         118,114         118,173
                                                                  =========       =========       =========



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HOMESTORE REPORTS THIRD QUARTER 2003 RESULTS                              PAGE 6


                                 HOMESTORE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                       NINE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                     2003             2002
                                                                  ----------       ----------
Revenue                                                           $  157,998       $  178,045
Related party revenue                                                  5,833           25,744
                                                                  ----------       ----------
          Total revenue                                              163,831          203,789

Cost of revenue                                                       46,073           61,369
                                                                  ----------       ----------
          Gross profit                                               117,758          142,420
                                                                  ----------       ----------

Operating expenses:
  Sales and marketing                                                 79,000          129,957
  Product and website development                                     16,702           24,192
  General and administrative                                          52,889           64,896
  Amortization of intangible assets                                   19,874           27,779
  Litigation settlement                                               63,600           23,000
  Impairment of long-lived assets                                     27,822               --
  Restructuring charges                                                   --           12,087
                                                                  ----------       ----------
          Total operating expenses                                   259,887          281,911
                                                                  ----------       ----------
Loss from operations                                                (142,129)        (139,491)
Interest income (expense), net                                          (288)           2,231
Gain on settlement of distribution agreement                         104,071               --
Other income (expense), net                                              749           (1,182)
                                                                  ----------       ----------
Loss from continuing operations                                      (37,597)        (138,442)
Gain on disposition of discontinued operations                         2,530           10,761
Income (loss) from discontinued operations                                --              846
                                                                  ----------       ----------
          Net loss                                                $  (35,067)      $ (126,835)
                                                                  ==========       ==========

Basic loss per share
   Continuing operations                                          $     (.32)      $    (1.17)
                                                                  ==========       ==========
   Discontinued operations                                        $      .02       $      .10
                                                                  ==========       ==========
          Net loss                                                $     (.30)      $    (1.08)
                                                                  ==========       ==========

Shares used to calculate basic and diluted per share amounts
   Basic                                                             118,566          117,856
                                                                  ==========       ==========
   Diluted                                                           118,566          117,856
                                                                  ==========       ==========



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HOMESTORE REPORTS THIRD QUARTER 2003 RESULTS                              PAGE 7


                                 HOMESTORE, INC.
      IMPACT OF NON-CASH AND NON-RECURRING EXPENSES ON LOSS FROM OPERATIONS
                                 (in thousands)
                                   (unaudited)

                                                          THREE MONTHS ENDED
                                            -----------------------------------------------
                                            SEPTEMBER 30,      JUNE 30,       SEPTEMBER 30,
                                                2003             2003             2002
                                            ------------      ----------      -------------
Loss from operations                         $  (30,153)      $  (94,157)      $  (39,613)

Plus:
  Stock-based charges                               848            1,312           16,877
  Amortization of intangible assets               5,935            6,349            9,255
  Depreciation                                    2,890            3,148            3,458
  Litigation settlement                              --           63,600               --
  Restructuring charges                              --               --           10,745
  Impairment of long-lived assets                15,664           12,158               --
                                                              ----------       ----------
Income (loss) from operations excluding
non-cash and non-recurring expenses          $   (4,816)      $   (7,590)      $      722
                                             ==========       ==========       ==========



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HOMESTORE REPORTS THIRD QUARTER 2003 RESULTS                              PAGE 8


                            SEGMENT OPERATING RESULTS
                                 (in thousands)
                                   (unaudited)

                                            THREE MONTHS ENDED
                              ----------------------------------------------
                              SEPTEMBER 30,      JUNE 30,       SEPTEMBER 30,
                                  2003             2003             2002
                              ------------      ----------      ------------
Revenue:
  Media services               $   35,476       $   35,559       $   36,475
  Software                          7,129            6,997           12,398
  Print                            12,482           11,331           14,906
                               ----------       ----------       ----------
      Total revenue            $   55,087       $   53,887       $   63,779
                               ==========       ==========       ==========

Operating income (loss)
   Media services              $    2,350       $     (361)      $    5,984
   Software                          (670)          (1,776)             566
   Print                               28             (770)           1,312
   Unallocated                    (31,861)         (91,250)         (47,475)
                               ----------       ----------       ----------
     Loss from operations      $  (30,153)      $  (94,157)      $  (39,613)
                               ==========       ==========       ==========


                                 SEGMENT REVENUE
                                 (in thousands)
                                   (unaudited)

                                           THREE MONTHS ENDED
                               --------------------------------------------
                               SEPTEMBER 30,     JUNE 30,      SEPTEMBER 30,
                                   2003            2003            2002
                               ------------     ----------     ------------
Revenue by Segment
  Media - Core                  $   34,503      $   34,361      $   32,066
  Media - Related Party                973           1,198           4,409
                                ----------      ----------      ----------
        Total Media                 35,476          35,559          36,475

  Software - Core                    6,766           6,640           9,681
  Software - Related Party             363             357           2,717
                                ----------      ----------      ----------
        Total Software               7,129           6,997          12,398

  Print - Core                      12,482          11,331          14,906
                                ----------      ----------      ----------

        Total revenue           $   55,087      $   53,887      $   63,779
                                ==========      ==========      ==========



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HOMESTORE REPORTS THIRD QUARTER 2003 RESULTS                              PAGE 9


                                 HOMESTORE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                                          SEPTEMBER 30,      DECEMBER 31,
                                                              2003               2002
                                                          ------------       ------------
ASSETS
Current assets:
   Cash and cash equivalents                              $     31,711       $     80,463
   Restricted cash                                                  --             90,000
   Short-term investments                                       20,975                 --
   Accounts receivable, net                                     13,747             25,945
   Current portion of prepaid distribution expense              15,598             21,863
   Other current assets                                         12,698             12,739
                                                          ------------       ------------
      Total current assets                                      94,729            231,010

Prepaid distribution expense, net of current portion                --             13,150
Property and equipment, net                                     22,971             25,933
Goodwill, net                                                   20,478             23,258
Intangible assets, net                                          28,250             72,771
Other assets                                                    14,533             13,086
                                                          ------------       ------------
      Total assets                                        $    180,961       $    379,208
                                                          ============       ============

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                       $      1,148       $      3,419
   Accrued expenses                                             44,992             59,732
   Accrued litigation settlement                                63,600                 --
   Accrued distribution obligation                              11,072            211,973
   Deferred revenue                                             33,443             29,625
   Deferred revenue from related parties                         3,766              7,024
                                                          ------------       ------------
      Total current liabilities                                158,021            311,773

Distribution obligation, net of current portion                     --              7,500
Deferred revenue from related parties                            4,078              6,510
Other non-current liabilities                                    9,941             14,695
                                                          ------------       ------------
      Total liabilities                                        172,040            340,478

Stockholders' equity:
   Common stock                                                    120                118
   Additional paid-in capital                                1,993,808          1,990,755
   Treasury stock                                              (18,886)           (18,567)
   Notes receivable from stockholders                               --               (106)
   Deferred stock-based charges                                   (286)            (2,246)
   Accumulated other comprehensive income (loss)                    33               (424)
   Accumulated deficit                                      (1,965,868)        (1,930,800)
                                                          ------------       ------------
   Total stockholders' equity                                    8,921             38,730
                                                          ------------       ------------

   Total liabilities and stockholders' equity             $    180,961       $    379,208
                                                          ============       ============



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HOMESTORE REPORTS THIRD QUARTER 2003 RESULTS                             PAGE 10


                                 HOMESTORE, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                                                          NINE MONTHS ENDED
                                                                                                            SEPTEMBER 30,
                                                                                                   -------------------------------
                                                                                                       2003               2002
                                                                                                   ------------       ------------
CASH FLOWS FROM CONTINUING OPERATING ACTIVITIES:
Loss from continuing operations                                                                    $    (37,597)      $   (138,442)
 Adjustments to reconcile net loss to net cash used in continuing operating activities:
   Depreciation                                                                                           9,286             11,025
   Amortization of intangible assets                                                                     19,874             27,779
   Accretion of distribution agreement                                                                       --             11,109
   Impairment of long-lived assets                                                                       27,822                 --
   Provision for doubtful accounts                                                                        2,179              5,434
   Stock-based charges                                                                                    5,004             53,872
   Gain on settlement of distribution agreement                                                        (104,071)                --
   Realized loss on sale of marketable securities                                                            --              2,181
   Write-off of capitalized software                                                                         --              2,849
   Other non-cash items                                                                                     512              1,640
Changes in operating assets and liabilities, net of acquisitions and discontinued operations:
   Accounts receivable                                                                                    4,936             (4,080)
   Prepaid distribution expense                                                                           9,389              8,366
   Restricted cash                                                                                       90,000                 --
   Other assets                                                                                           7,632              3,591
   Accounts payable and accrued expenses                                                                 48,261            (50,496)
   Accrued distribution agreement                                                                      (108,496)                --
   Deferred revenue                                                                                       3,818             (4,132)
   Deferred revenue from related parties                                                                 (5,690)           (18,421)
                                                                                                   ------------       ------------
Net cash used in continuing operating activities                                                        (27,141)           (87,725)
                                                                                                   ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                                                                      (6,710)            (1,143)
Purchases of short-term investments                                                                     (20,975)                --
Maturities of short-term investments                                                                         --             14,394
Proceeds from sale of marketable equity securities                                                           --              1,737
Proceeds from  sale of assets                                                                             1,320                 --
                                                                                                   ------------       ------------
Net cash provided by (used in) investing activities                                                     (26,365)            14,988
                                                                                                   ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from payment of stockholders' notes                                                                 61              3,463
Proceeds from exercise of stock options, warrants and shares issuances under employee
   stock purchase plan                                                                                    2,242                785
Repurchases of common stock                                                                                  --               (169)
Settlement of a stock issuance obligation                                                                    --               (521)
Transfer to restricted cash                                                                                  --             (2,541)
                                                                                                   ------------       ------------
Net cash provided by financing activities                                                                 2,303              1,017
                                                                                                   ------------       ------------
Net cash used in continuing activities                                                                  (51,203)           (71,720)
Net cash provided by discontinued operations                                                              2,451            121,287
                                                                                                   ------------       ------------
Change in cash and cash equivalents                                                                     (48,752)            49,567
Cash and cash equivalents, beginning of period                                                           80,463             38,272
                                                                                                   ------------       ------------
Cash and cash equivalents, end of period                                                           $     31,711       $     87,839
                                                                                                   ============       ============



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HOMESTORE REPORTS THIRD QUARTER 2003 RESULTS                             PAGE 11


ABOUT HOMESTORE
Homestore Inc. (NASDAQ: HOMS) is the leading provider of real estate media and technology solutions. The company operates the number one network of home and real estate Web sites including flagship site REALTOR.com(R), the official Web site of the National Association of REALTORS(R); HomeBuilder.com(TM), the official new homes site of the National Association of Home Builders; Homestore(R) Apartments & Rentals; Senior Housing; and Homestore.com(R), a home information resource. Homestore's print businesses are Homestore(R) Plans and Publications and Welcome Wagon(R). Homestore's professional software divisions include Computers for Tracts(TM), Top Producer(R) Systems and WyldFyre(TM) Technologies. For more information: http://ir.homestore.com.

CAUTION REGARDING FORWARD LOOKING STATEMENTS
This press release may contain forward-looking statements, including information about management's view of Homestore's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Homestore, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Homestore files with the Securities and Exchange Commission, including but not limited to its Form 10-Ks, Form 10-Qs and Form 8-Ks.

REALTOR(R) is a federally registered collective membership mark, which identifies a real estate professional who is a Member of the NATIONAL ASSOCIATION OF REALTORS(R) and subscribes to its strict Code of Ethics. All other registered trademarks or service marks are the property of their respective holders.

                                      # # #


Contact:

Homestore Inc.
Robert L. Carl, 805-557-2303
robert.carl@homestore.com




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